Exhibit 32

Certification of Principal Executive Officer

Pursuant to 18 U.S.C. 1350

(Section 906 of the Sarbanes-Oxley Act of 2002)

I, Daniel R. DiMicco, Chairman, President and Chief Executive Officer (principal executive officer) of Nucor Corporation (the “Registrant”), certify, to the best of my knowledge, based upon a review of the Quarterly Report on Form 10-Q for the period ended April 3, 2010 of the Registrant (the “Report”), that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Daniel R. DiMicco
Name:	Daniel R. DiMicco
Date:	May 11, 2010